Tonix Pharmaceuticals Holding Corp. 8-K

Exhibit 10.01

HB Draft 12/7/23

THE INDEBTEDNESS GOVERNED HEREBY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF SUCH INDEBTEDNESS, THE HOLDER OF THIS LOAN AGREEMENT SHOULD CONTACT THE OFFICE OF THE CHIEF FINANCIAL OFFICER OF TONIX PHARMACEUTICALS HOLDING CORP. AT MAIN STREET, SUITE 101, CHATHAM, NJ 07928, ATTENTION: CHIEF FINANCIAL OFFICER (BRADLEY.SAENGER@TONIXPHARMA.COM; 212 980 9155 EXT 107) WHO WILL MAKE SUCH INFORMATION AVAILABLE.

LOAN AND GUARANTY AGREEMENT

This LOAN AND GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of December 8, 2023 (the “Closing Date”) is entered into among KRELE LLC, a Delaware limited liability company (“Borrower Representative”), TONIX R&D CENTER, LLC, a Delaware limited liability company (“TR&D”, and together with Borrower Representative and each other Person from time to time party hereto as a borrower, collectively, “Borrowers”, and each, a “Borrower”), TONIX PHARMACEUTICALS HOLDING CORP., a Nevada corporation (“Parent”), each of the parties set forth on the signature page hereto as guarantors (such guarantors and Parent, together with each other party from time to time party hereto as a guarantor or otherwise acting as a guarantor with respect to the Obligations, collectively, “Guarantors” and each, a “Guarantor”), JGB CAPITAL, LP, JGB PARTNERS, LP, JGB (CAYMAN) PORT ELLEN LTD. and any other lender from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), and JGB COLLATERAL LLC, as administrative agent and collateral agent for Lenders (in such capacity, together with its successors, “JGB Agent”).

AGREEMENT

The parties hereto hereby agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person. As appropriate, amounts specified herein as amounts in dollars shall be or include any relevant Dollar Equivalent amount.

2. LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Each Borrower hereby unconditionally promises to pay each Lender, ratably, the outstanding principal amount of the Loan, accrued and unpaid interest, fees and charges thereon and to pay all other Obligations, in each case, as and when due in accordance with this Agreement.

2.2 Availability and Repayment of the Loan.

(a) Availability.

(i) Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on the Closing Date in principal amount equal to its Term Loan Commitment (the “Term Loan”) less the Original Issue Discount. Lenders’ commitments to make the Term Loan shall terminate upon the funding of the Term Loan on the Closing Date.

(ii) For greater certainty, the Original Issue Discount shall be deemed to be part of the outstanding principal balance of the Term Loan.

Borrowers shall use the proceeds of the Term Loan for working capital and other general corporate purposes. Once repaid, the Term Loan may not be reborrowed.

For the avoidance of doubt, other than the incurrence of the Term Loan on the Closing Date, Borrowers are not under any obligation to request or borrow any other Term Loan from Lenders.

(b) Repayment.

(i) Amortization. Commencing on the Amortization Date and continuing thereafter on each Payment Date through the Term Loan Maturity Date, Borrowers shall make consecutive monthly payments of Two Hundred and Thirty Five Thousand dollars ($235,000) per month plus interest. Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Term Loan, any fees and any other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loan may only be prepaid in accordance with Sections 2.2(c) or (d).

(ii) Collateral Monitoring Charge. Borrower will pay the Collateral Monitoring Charge in arrears, on the last Business Day for each month, beginning on the Closing Date.

(c) Mandatory Prepayment Upon an Acceleration. If (x) the Loan is accelerated following the occurrence and during the continuance of an Event of Default or (y) there occurs a Change in Control, Borrowers shall immediately pay to Lenders, an amount equal to the sum of:

(i) all outstanding principal of the Loan plus accrued and unpaid interest thereon, plus

(ii) the Prepayment Premium, plus

(iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(d) Permitted Prepayment of Loan. Borrowers shall have the option to prepay the outstanding Loan, in whole or in part, provided that Borrowers give written notice to JGB Agent of their election to prepay the Loan at least five (5) Business Days prior to such prepayment, and pay, on the date of such prepayment, to Lenders, ratably, an amount equal to the sum of:

(i) all outstanding principal of the Loan plus accrued and unpaid interest thereon, plus

(ii) the Prepayment Premium (which amount shall be pro-rated with respect to the principal amount of the Loan being prepaid in the event the Borrowers prepay less than the full outstanding principal balance of the Loan), plus

(iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

2.3 Payment of Interest.

(a) Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of the Loan shall accrue interest from and after the Closing Date, at the Applicable Rate, and Borrowers shall pay such interest monthly in arrears on each Payment Date commencing on the first Payment Date after the Closing Date.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, the Applicable Rate shall be increased by four percentage points (4.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable at such time to the Loan. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies pursuant to the Loan Documents. Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default.

(c) Payment; Interest Computation. Interest is payable monthly in arrears on each Payment Date and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 4:00 p.m. Eastern Time on any day shall be deemed received at the opening of business on the next Business Day and (ii) the date of the making of the Term Loan shall be included and the date of payment shall be excluded.

(d) Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loan; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Lender Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.

2.4 Original Issue Discount and Expenses.

(a) Original Issue Discount. The Term Loan will be funded with an original discount of nine percent (9%) of the principal amount of the Term Loan (the “Original Issue Discount”), which is $1,000,000. The Borrowers acknowledge and agree that the Original Issue Discount is not a fee for services, but compensation to the Lenders for the foregone use of money. All Original Issue Discount shall be fully earned by the Lenders on the Closing Date.

(b) Expenses. Borrower shall pay to JGB Agent and/or Lenders as applicable, all Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, when due (or, if no stated due date, within ten (10) Business Days after written demand by JGB Agent), provided that (i) the deposit in the amount of Seventy Five Thousand dollars ($75,000) previously paid (the “Good Faith Deposit”) shall be applied towards Lender Expenses incurred through the Closing Date and (ii) Lender Expenses incurred through the Closing Date in connection with the documentation of the Term Loan shall not exceed One Hundred and Thirty Thousand dollars ($130,000) without the prior written consent of the Borrowers (the “Cap”). For the avoidance of doubt, the Cap shall not apply with respect to Lender Expenses incurred after the Closing Date for the monitoring or administering of the Term Loan, any amendments, modifications or waivers of the Loan Documents or any enforcement of the Loan Documents or action taken to collect the Term Loan.

2.5 Payments; Application of Payments; Withholding.

(a) All payments to be made by Loan Parties under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made to one or more accounts identified by the Lenders in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 5:00 p.m. Eastern Time on the date when due. Payments of principal and/or interest received after 5:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) Payments received by Lenders will be applied (i) first, if a voluntary prepayment, to the Prepayment Premium, (ii) second, to the outstanding principal balance of the Term Loan, (iii) third, to interest outstanding that is then due and payable, and (iv) fourth, to the other Obligations outstanding. Upon and during the continuation of an Event of Default, the Lenders have the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. During the continuation of an Event of Default, Borrowers shall have no right to specify the order or the accounts to which the Lenders shall allocate or apply any payments required to be made by any Borrower the Lenders or otherwise received by the Lenders under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c) The parties hereto hereby agree to the terms and conditions set forth on Schedule 3 hereto.

2.6 Promissory Notes. Borrowers agree that: (a) on the Closing Date the Borrowers shall deliver a promissory note to each requesting Lender to evidence the Loan and other Obligations owing or payable to such Lender, in substantially the form attached hereto as Exhibit C, and (b) upon any Lender’s written request, and in any event within three (3) Business Days of any such request, the Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate outstanding principal amount of the Loan made by such Lender; provided, further, that such promissory notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to the Borrowers promptly upon the applicable Lender’s receipt of the replacement notes (and in any event within five (5) Business Days of any such request). Whether or not any such promissory notes are issued, this Agreement shall nonetheless evidence the Loan and other Obligations owing or payable by Borrowers to each Lender.

3. CONDITIONS OF LOAN

3.1 Conditions Precedent to Term Loan. Each Lender’s obligation to make the Term Loan is subject to the condition precedent that Lender shall have received, in form and substance reasonably satisfactory to JGB Agent, the following documents and completion of the following other matters:

(a) the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the date of the Closing Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(b) no Default or Event of Default shall have occurred and be continuing or result from the Term Loan;

(c) duly executed signatures to this Agreement;

(d) duly executed signatures to the Account Pledge Agreement;

(e) duly executed signature to the Massachusetts Mortgage;

(f) duly executed signature to the Maryland Mortgage;

(g) a certificate of each Loan Party, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions duly approved by the Board, (iii) any resolutions, consent or waiver duly approved by the requisite holders of such Loan Party’s Equity Interests, if applicable, and (iv) a schedule of incumbency;

(h) the Perfection Certificate, together with the duly executed signature thereto; and

(i) payment of Lender Expenses then due as specified in Section 2.4(a).

3.2 [Reserved].

3.3 Covenant to Deliver.

(a) Each Loan Party agrees to deliver each item required to be delivered under this Agreement as a condition precedent to the Term Loan. Each Loan Party expressly agrees that the making of the Term Loan prior to the receipt of any such item shall not constitute a waiver by JGB Agent of any Loan Party’s obligation to deliver such item, and the making of the Term Loan in the absence of a required item shall be in JGB Agent’s sole discretion.

(b) Each Loan Party agrees to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein (or by such other date as JGB Agent may approve in writing), in each case, in form and substance reasonably acceptable to JGB Agent.

3.4 Funding of Borrowing. On the Closing Date, each applicable Lender shall fund the Term Loan as instructed by the Borrower, provided that each of the conditions precedent to the Term Loan is satisfied.

3.5 Conditions Subsequent to Term Loan. Within four (4) days after the Closing Date, the Parent shall file a Current Report on Form 8-K disclosing all material aspects of this transaction and any related transactions in accordance with applicable legal and regulatory requirements and which attaches this Agreement as an exhibit. In addition, within (a) fifteen (15) days after the Closing Date (or such later date as agreed to by the JGB Agent in its reasonable discretion), the JGB Agent shall have received an American Land Title Association Mortgagee’s title policy with respect to the Massachusetts Mortgage and the Maryland Mortgage, in each case, reasonably satisfactory to the JGB Agent in form and substance and (b) seven (7) days after the Closing Date (or such later date as agreed to by the JGB Agent in its reasonable discretion), the JGB Agent shall have received a duly executed Account Control Agreement with respect to the Pledged Accounts.

4. [Reserved].

5. REPRESENTATIONS AND WARRANTIES

So long as any Obligation (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) remains unpaid, each Loan Party represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority.

(a) Each Loan Party and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrowers have delivered to JGB Agent a completed certificate signed by Borrowers entitled “Perfection Certificate”. Except to the extent Borrowers have provided notice of a legal name change in accordance with Section 7.2, (i) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office or principal place of business as well as such Loan Party’s mailing address (if different than its chief executive office or principal place of business); (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects as of the Closing Date (it being understood and agreed that each Loan Party may from time to time update information in the Perfection Certificate after the Closing Date pertaining to the matters addressed in the preceding clauses (i) through (v)).

(b) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect, any filings in connection with the perfection of any Liens granted pursuant to the Loan Documents, or any filing pursuant to Section 3.5), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.

5.2 Collateral. Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the applicable Loan Documents to which it is a party, free and clear of any and all Liens except Permitted Liens.

5.3 Pledged Accounts. Except for the Pledged Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.7, no Loan Party has any Pledged Accounts at or with any bank, broker or other financial institution, and each Loan Party has taken such actions as are necessary to give JGB Agent a perfected security interest therein as required pursuant to the terms of the applicable Loan Documents.

5.4 Litigation and Proceedings. Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors which, individually or in the aggregate for all related proceedings, could reasonably be expected to have any Material Adverse Effect.

5.5 Financial Statements; Financial Condition. All consolidated financial statements for the Loan Parties and each of their Subsidiaries delivered to JGB Agent fairly present in all material respects the consolidated financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, subject, in the case of unaudited financial statements, to normal year-end adjustments, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material adverse change in the consolidated financial condition of the Loan Parties and each of its Subsidiaries or the Collateral since the date of the most recent financial statements submitted to JGB Agent.

5.6 Solvency. The fair salable value of the assets (including Intellectual Property and goodwill minus disposition costs) of the Loan Parties and each of their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and each of their Subsidiaries, on a consolidated basis; the Loan Parties, on a consolidated basis, are not left with unreasonably small capital after the transactions in this Agreement; and, after giving effect to the Term Loan, the Loan Parties, on a consolidated basis, are able to pay their debts (including trade debts) as they mature.

5.7 Consents; Approvals. Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect and except (with respect to clauses (i) and (ii)) for filings necessary to maintain the perfection or priority of the Liens created by the Loan Documents and pursuant to Section 3.5).

5.8 Subsidiaries; Investments. No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to JGB Agent pursuant to Section 6.11 below. No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.

5.9 Tax Returns and Payments. Each Loan Party and each of its Subsidiaries have timely filed all required material Tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all material foreign, federal, state and local Taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except (a) to the extent such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Two Hundred Thousand dollars ($200,000.00). As of the date hereof, no Loan Party is aware of any claims or adjustments proposed for any prior tax years of any Loan Party or any of its Subsidiaries which could result in a material amount of additional Taxes becoming due and payable by a Loan Party or any of its Subsidiaries.

5.10 [Reserved.]

5.11 Compliance with Laws.

(a) No Loan Party is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Authority applicable to such Loan Party, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, applicable to such Loan Party, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

(b) No Loan Party is required to register as an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.

(c) No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loan have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause the Loan to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. Further and for the avoidance of doubt, no Loan Party or Subsidiary of a Loan Party currently owns any Margin Stock.

(d) Neither the making of the Loan hereunder nor Loan Parties’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor any Affiliate of any Loan Party or of any Subsidiary, nor any controlling holder of Equity Interests of any of the foregoing (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is a resident of any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages in any dealings or transactions, or is otherwise associated, with any such Person.

(e) Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the Loan made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or similar laws of any other Governmental Authority including of any other applicable jurisdiction.

5.12 [Reserved.]

5.13 Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements, taken as a whole, not materially misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions at the time made are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results, and such differences may be material).

5.14 Real Property.

(a) Borrower Representative owns the Massachusetts Property in fee simple and has marketable title to the Massachusetts Property, free and clear of all Liens, except Permitted Liens. Borrower Representative is the sole owner of the Massachusetts Property and no Person other than the Loan Parties and their Subsidiaries have any possessory ownership in the Massachusetts Property or right to occupy the same except under and pursuant to the provisions of existing leases set forth on Schedule 5.14. Except as previously disclosed to JGB Agent, no Person has an option, right of first refusal, or right of first offer to purchase the Massachusetts Property, or any interest in the Massachusetts Property. The Massachusetts Property is not located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each have been or may be amended, or any successor law (collectively, the “Flood Acts”) or, if located within any such area, Borrower Representative has and will maintain the insurance prescribed in the Massachusetts Mortgage. Borrower Representative has all required (i) certificates, licenses, and other approvals, governmental and otherwise, for the operation of the Massachusetts Property and the conduct of its business and (ii) zoning, building code, land use, environmental and other similar permits or approvals, all of which are currently in full force and effect and not subject to revocation, suspension, forfeiture, or modification. To the knowledge of Borrower Representative, the Massachusetts Property and its respective uses and occupancies are in compliance with all applicable federal, state and local laws in all material respects, and Borrower Representative has received no notice of any violation or potential violation of such laws which has not been remedied or satisfied, and the zoning classification of the Massachusetts Property permit the use of the Massachusetts Property as intended. The Massachusetts Property is served by all utilities (including water and sewer) required for its use. The Massachusetts Property is free from damage caused by fire, water, wind or other casualty or form of loss. The Massachusetts Property is assessed for real estate tax purposes as one or more wholly independent tax lot(s), separate from any adjoining land or improvements, and no other land or improvements are assessed and taxed together with the Massachusetts Property. The Massachusetts Property, including, without limitation, all buildings, improvements, parking facilities, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, elevators, exterior sidings and doors and all structural components are in good condition in all material respects. Borrower Representative has not received notice from any insurance company or bonding company of any defects or inadequacies in the Massachusetts Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(b) TR&D owns the Maryland Property in fee simple and has marketable title to the Maryland Property, free and clear of all Liens, except Permitted Liens. TR&D is the sole owner of the Maryland Property and no Person other than the Loan Parties and their Subsidiaries have any possessory ownership in the Maryland Property or right to occupy the same except under and pursuant to the provisions of existing leases set forth on Schedule 5.14. Except as previously disclosed to JGB Agent, no Person has an option, right of first refusal, or right of first offer to purchase the Maryland Property, or any interest in the Maryland Property. The Maryland Property is not located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards pursuant to the Flood Acts or, if located within any such area, TR&D has and will maintain the insurance prescribed in the Maryland Mortgage. TR&D has all required (i) certificates, licenses, and other approvals, governmental and otherwise, for the operation of the Maryland Property and the conduct of its business and (ii) zoning, building code, land use, environmental and other similar permits or approvals, all of which are currently in full force and effect and not subject to revocation, suspension, forfeiture, or modification. To the knowledge of TR&D, the Maryland Property and its respective uses and occupancies are in compliance with all applicable federal, state and local laws in all material respects, and TR&D has received no notice of any violation or potential violation of such laws which has not been remedied or satisfied, and the zoning classification of the Maryland Property permit the use of the Maryland Property as intended. The Maryland Property is served by all utilities (including water and sewer) required for its use. The Maryland Property is free from damage caused by fire, water, wind or other casualty or form of loss. The Maryland Property is assessed for real estate tax purposes as one or more wholly independent tax lot(s), separate from any adjoining land or improvements, and no other land or improvements are assessed and taxed together with the Maryland Property. The Maryland Property, including, without limitation, all buildings, improvements, parking facilities, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, elevators, exterior sidings and doors and all structural components are in good condition in all material respects. TR&D has not received notice from any insurance company or bonding company of any defects or inadequacies in the Maryland Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

6. AFFIRMATIVE COVENANTS

So long as any Obligation (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) remains unpaid, each Loan Party shall do all of the following:

6.1 Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the material Governmental Approvals required in connection with such Loan Party’s business and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest in accordance therewith, and comply, in all material respects, with the terms and conditions with respect to such Governmental Approvals.

6.2 Financial Statements, Reports, Certificates. Provide JGB Agent with the following:

(a) Quarterly Financial Statements. Within forty-five (45) days after the last day of each of the first three fiscal quarters of each fiscal year, in the event Parent has not otherwise filed its Quarterly Report on Form 10-Q, a company prepared unaudited consolidated balance sheet, income statement and statement of cash flows covering the Parent and each of its Subsidiaries’ operations for such fiscal quarter, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(b) [Reserved.]

(c) Annual Audited Financial Statements. As soon as available, but no later than ninety (90) days after the last day of Parent’s fiscal year, in the event Parent has not otherwise filed its Annual Report on Form 10K, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with any management letter with respect thereto.

(d) Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in clause (b) of this Section 6.2, a duly completed Compliance Certificate signed by a Responsible Officer.

(e) Other Statements. Within five (5) Business Days of delivery, copies of all material statements, reports and notices generally made available to all stockholders unless such statements, reports and notices are filed with the SEC and a link to such filing is posted on Parent’s website.

(f) SEC Filings. Within five (5) Business Days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Parent with the SEC, provided that such filings shall be deemed to have been delivered on the date on which Parent posts such documents on Parent’s website.

(g) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Loan Party or the Collateral that could reasonably result in damages or costs to any Loan Party, individually or in the aggregate for all related proceedings, of Five Hundred Thousand dollars ($500,000) or more or that would reasonably be expected to result in a Material Adverse Effect, or of any Loan Party taking or threatening legal action in writing against any third person with respect to a material claim that could reasonably result in damages or costs against such third party of Five Hundred Thousand dollars ($500,000) or more.

6.3 Event of Default and Material Adverse Effect. Borrower shall notify JGB Agent promptly (i) of the occurrence of any Event of Default or (ii) any event that has had or could reasonably be expected to have a Material Adverse Effect.

6.4 [Reserved.]

6.5 Taxes; Pensions. Timely file, and cause each of its Subsidiaries to timely file (in each case, unless subject to a valid extension), all required material Tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all material foreign, federal, state, and local Taxes, assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries, except for (i) deferred payment of any Taxes contested pursuant to the terms of Section 5.9 and (ii) Taxes in an aggregate amount that do not exceed Two Hundred Thousand dollars ($200,000) and shall deliver to JGB Agent, on written demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.6 Insurance. Keep, and cause each Subsidiary to keep, its business insured for risks and in amounts standard for companies in the Loan Parties’ industry and location and as JGB Agent may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, and in amounts that are reasonably satisfactory to JGB Agent.

6.7 Deposit Accounts. Maintain the Pledged Accounts at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered and cause all Pledged Accounts to be subject to an Account Control Agreement.

6.8 [Reserved.]

6.9 Litigation Cooperation. From the Closing Date and continuing through the termination of this Agreement, make available to JGB Agent, without expense to JGB Agent, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that JGB Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against JGB Agent with respect to any Collateral or relating to any Loan Party; provided that, such availability shall not be required if it is reasonably determined by a Loan Party on advice of counsel to limit attorney client privilege of a Loan Party and its officers, employees and agents.

6.10 Access to Collateral; Books and Records. Allow JGB Agent, or its respective agents, subject to such Loan Party’s safety and security policies and procedures, to inspect the Collateral and audit and copy such Loan Party’s books and records. Such inspections or audits shall be conducted upon reasonable notice, during normal business hours and no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as JGB Agent shall determine is necessary.

6.11 Joinder of Subsidiaries. After such time as a Loan Party forms any direct or indirect Domestic Subsidiary or acquires any direct or indirect Domestic Subsidiary after the Closing Date, or is the subject of a Division: (a) promptly, and in any event within five (5) Business Days of creation, acquisition or Division, as applicable, provide written notice to JGB Agent together with certified copies of the Operating Documents for such Domestic Subsidiary (or in case of a Division, the Person(s) resulting from such Division), and (b) promptly, and in any event within ten (10) Business Days of formation or creation, as applicable: take all such action as may be reasonably required by JGB Agent to cause the applicable Domestic Subsidiary (or in case of a Division, the Person(s) resulting from such Division) to either: (A) provide a joinder to this Agreement pursuant to which such Domestic Subsidiary or Person resulting from a Division becomes a Loan Party hereunder, or (B) guarantee the Obligations of Borrowers under the Loan Documents, in each case together with such other documents, instruments and agreements reasonably requested by JGB Agent, all in form and substance reasonably satisfactory to JGB Agent. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document. Notwithstanding the foregoing or anything herein or in any other Loan Document to the contrary, in no event shall Tonix Medicines, Inc., a Delaware corporation, be required to be a Guarantor hereunder or execute any Loan Documents.

6.12 Management Rights. Any representative of JGB Agent shall have the right to meet with management and officers of Loan Parties to discuss such books of account and records during normal business hours and upon prior written request; provided that a representative of the Parent shall be permitted to attend such meeting. In addition, JGB Agent shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Loan Parties concerning significant business issues affecting Loan Parties. Notwithstanding the foregoing or anything herein or in any other Loan Document to the contrary, in no event shall any Loan Party be obligated to implement any advice provided by JGB Agent.

6.13 [Reserved].

6.14 Cash on Hand; Pledged Accounts.

(a) JGB Agent shall maintain a segregated “JGB Collateral LLC – Tonix Interest Account” with First Republic Bank, established by JGB Agent prior to the Closing Date, under the sole control and dominion of JGB Agent. At or prior to the Closing Date, the Loan Parties shall make a one-time deposit of One Million Eight Hundred Thousand dollars ($1,800,000) (the “Deposit Amount”) in such account (such account, the “JGB Account”). The proceeds of the JGB Account shall be used to fund interest payments as and when due hereunder. Notwithstanding the foregoing or anything herein or in any other Loan Document to the contrary, in no event shall any Loan Party be required to replenish the JGB Account with any additional funds after funding the Deposit Amount at or prior to the Closing Date.

(b) All of the Loan Parties’ Deposit Accounts (other than Excluded Accounts) (the “Pledged Accounts”) and all cash which may from time to time be deposited, credited, held or carried in such accounts shall be subject to an Account Control Agreement.

6.15 Further Assurances. Execute any further instruments and take further action as JGB Agent may reasonably request to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS

So long as any Obligation (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) remains unpaid, no Loan Party shall do any of the following:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or any line of business reasonably complimentary, ancillary or otherwise related thereto; (b) cease doing business, or liquidate or dissolve; or (c) without at least ten (10) days prior written notice to JGB Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, (iv) change its organizational number (if any) assigned by its jurisdiction of organization, or (v) change its chief executive office or principal place of business.

7.3 Amalgamations, Mergers or Acquisitions. Amalgamate, merge or consolidate with any other Person (except if concurrently with, and as a condition to the effectiveness of, the closing of such amalgamation, merger or consolidation, the Obligations shall be repaid in full, in cash in accordance with Section 2.2(d)), or enter into any agreement to do any of the same, provided that (i) a Subsidiary may amalgamate, merge or consolidate into another Subsidiary or into a Loan Party, provided that in any merger or consolidation involving a Loan Party or a Guarantor, such Loan Party or Guarantor, respectively, shall be the surviving entity and (ii) any Permitted Investment shall be permitted. For the avoidance of doubt, a Loan Party may, subject to Section 6.11 and the other provisions of the Loan Documents, create a Subsidiary as provided in the definition of Permitted Investment. For the further avoidance, a Borrower may only amalgamate, merge or consolidate into another Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens permitted to have priority over the Lien pursuant to the Loan Documents or deemed to have priority over the Lien pursuant to applicable law.

7.6 Maintenance of Pledged Accounts. Maintain any Pledged Account except in compliance with requirements of applicable Loan Documents.

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment on any capital stock of a Loan Party or redeem, retire or purchase any Equity Interests of a Loan Party; provided that (i) any Loan Party or Subsidiary thereof may pay dividends or distributions solely in Equity Interests of such Loan Party or Subsidiary and any Subsidiary may pay cash distributions to a Loan Party; (ii) Parent may make cash payments in lieu of fractional shares; (iii) Parent may repurchase the Equity Interests issued by Parent pursuant to stock repurchase agreements approved by Parent’s Board; and (iv) any Loan Party or Subsidiary thereof may offer and redeem preferred stock for the purpose of obtaining shareholder approval of any corporate matter with an original issue discount of not greater than ten (10) percent in connection with any equity financing; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments. Notwithstanding the foregoing, Loan Parties shall be permitted to make the repurchases, payments or distributions expressly permitted above only if, at such time, and immediately after giving effect thereto no Default or Event of Default, exists or could reasonably be expected to occur as a result thereof.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party (other than a Subsidiary), except for (a) transactions that are in the Ordinary Course of Business and on fair and reasonable terms (taken as a whole) that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) reasonable and customary director, officer and employee compensation and other customary benefits including expense reimbursement, customary and reasonable awards or grants in cash, securities or otherwise consistent with the compensation policies of similar situated publicly traded companies, retirement, health, stock option and other benefit plans and indemnification arrangements approved by a majority of the independent directors (within the meaning of the rules of the Nasdaq Stock Market) on Parent’s Board; (c) transactions between or among Loan Parties (or any entity that becomes a Loan Party as a result of such transaction) not involving any other Affiliate; (d) loans or advances to employees, officers and directors otherwise constituting a Permitted Investment; (e) transactions disclosed in reports and other materials filed by Parent with the SEC or otherwise disclosed in writing to JGB Agent, in each case, prior to the Closing Date; and (f) transactions with Subsidiaries that are not otherwise prohibited by this Agreement.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt; or (b) amend any provision in any document relating to the Subordinated Debt, in each case, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Term Loan for that purpose; take any action or fail to take any action (or suffer any other Person to do so), to the extent the same would cause the representations set forth in Section 5.11(c) to be untrue, in any material respect; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply, in all material respects, with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency, which would reasonably be expected to have a material adverse effect on Borrower’s or any of its Subsidiaries’ business or operation.

7.11 Restriction on Leases.

(a) Borrower Representative shall not enter into any lease or other rental or occupancy arrangement or concession agreement with respect to the Massachusetts Property or any portion thereof or otherwise permit any occupancy of the Massachusetts Property other than by a Loan Party or any of their Subsidiaries.

(b) TR&D shall not enter into any lease or other rental or occupancy arrangement or concession agreement with respect to the Maryland Property or any portion thereof or otherwise permit any occupancy of the Maryland Property other than by a Loan Party or any of their Subsidiaries.

8. EVENTS OF DEFAULT

Any one of the following events that continues beyond any applicable notice and cure period, if any, shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Any Loan Party fails to (a) make any payment of principal on the Loan when due, or (b) pay interest of the Loan or any other Obligations within three (3) Business Days after such interest or Obligations, as applicable, are due and payable; provided that any payment made pursuant to this subsection (b) shall not be made past due more than two (2) times during the term of this Agreement. During such cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default. Notwithstanding the foregoing or anything herein or in any other Loan Document to the contrary, no Event of Default shall occur or be deemed to occur as a result of the failure by JGB Agent or any Lender to fund interest payments as and when due from any available balance in the JGB Account. For clarity, nothing herein shall be construed to diminish the Loan Parties’ obligation to make interest payments once the JGB Account has no available funds.

8.2 Covenant Default.

(a) A Loan Party fails or neglects to perform any obligation in Section 3.3(b), Sections 6.3, 6.5, 6.6 or 6.14 or violates any covenant in Section 7; or

(b) A Loan Party defaults on any obligation in Section 6.2, and as to any such default has failed to cure such default within seven (7) Business Days after the earlier of: (i) notice of the occurrence thereof has been given to Borrower Representative by JGB Agent (which may be in the form of an email request for missing, incomplete or late reports or financial statements), or (ii) the date which a Loan Party knew thereof; provided, however, if a Loan Party defaults on any obligation in Section 6.2 more than three (3) times in any calendar year, the foregoing cure period shall not apply to any subsequent default due to a failure to comply with Section 6.2 during such calendar year; or

(c) A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in clause (a) and (b) of this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within twenty (20) days after the earlier of: (i) notice of the occurrence thereof has been given to the Borrower Representative by the JGB Agent or (ii) the date which a Loan Party knew thereof.

8.3 Material Adverse Effect. An event or circumstance has occurred which could be expected to have a Material Adverse Effect.

8.4 [Reserved.]

8.5 Insolvency. (a) A Loan Party or any of its Subsidiaries, as a whole, is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, the realizable value of the Loan Parties’ assets is less than the aggregate sum of the liabilities of the Loan Parties; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within sixty (60) days.

8.6 Other Agreements. There is, under any agreement (other than this Agreement or any other Loan Document) to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand dollars ($500,000) (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a Subordination Agreement and subject to any applicable cure period); or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which could reasonably be expected to have a Material Adverse Effect.

8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, in excess of Seven Hundred Fifty Thousand dollars ($750,000) (to the extent not covered by independent third-party insurance as to which the insurer has been notified and the insurer has confirmed in writing its responsibilities to cover such amounts) shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within sixty (60) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal.

8.8 Misrepresentations. Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to JGB Agent or any Lender or to induce JGB Agent or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made (it being agreed and acknowledged by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results, and such differences may be material).

8.9 Insurance. If any Policy (as defined in the applicable Mortgage) is not (A) kept in full force and effect or (B) delivered to JGB Agent, each in accordance with the terms and conditions of the applicable Mortgage, in each case, within ten (10) Business Days after notice of the occurrence thereof has been given to Borrower Representative by JGB Agent.

8.10 Governmental Approval. Any Governmental Approval shall have been revoked, rescinded, suspended or not renewed for a full term, and such revocation, rescission, suspension or non-renewal has, or could reasonably be expected to have, a Material Adverse Effect.

8.11 Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect (other than in accordance with its terms).

8.12 MA Transfer. Any Transfer of the Massachusetts Property unless an aggregate amount totaling Seven Million Five Hundred Thousand dollars ($7,500,000) is paid to the JGB Agent substantially concurrently with consummation of such Transfer.

8.13 MD Transfer. Any Transfer of the Maryland Property unless the Obligations are paid in full substantially concurrently with the consummation of such Transfer

8.14 Casualty. If any Property is subject to a Casualty Event.

9. ACCELERATION

9.1 Acceleration. Upon the occurrence and during the continuance of an Event of Default, JGB Agent, is entitled, to declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by JGB Agent).

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail, with proper postage prepaid; (b) when sent by electronic mail upon transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. JGB Agent, Lenders and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Loan Parties:

TONIX PHARMACEUTICALS HOLDING CORP.

26 Main Street
Suite 101

Chatham, NJ 07928

Attention: Seth Lederman, Jessica Morris and Bradley Saenger

Email: seth.lederman@tonixpharma.com;
jessica.morris@tonixpharma.com;
Bradley.Saenger@tonixpharma.com

With a copy to (which shall not constitute notice):	LOWENSTEIN SANDLER LLP 1251 Avenue of the Americas New York, NY 10020 Attention: Marc Kurzweil Email: mkurzweil@lowenstein.com
If to JGB Agent or Lenders:	JGB MANAGEMENT INC. 21 Charles Street Westport, CT 06880 Attention: David Ariyeh and Vincent Vacco Email: dariyeh@jgbcap.com and vvacco@jgbcap.com
With a copy to (which shall not constitute notice):	HAYNES AND BOONE, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Attention: Greg Kramer E-mail: greg.kramer@haynesboone.com

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Loan Party hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude JGB Agent from enforcing a judgment or other court order in favor of JGB Agent or any Lender. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided by such Loan Party in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of Loan Parties’ actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Each Loan Party hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH LOAN PARTY AGREES THAT IT SHALL NOT SEEK FROM JGB AGENT OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12. GENERAL PROVISIONS

12.1 Termination; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their express terms, are to survive the termination of this Agreement) have been satisfied in full, in cash.

12.2 Successors and Assigns.

(a) Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party (subject to the requirements and limitations herein, including the requirements under Section 7 of Schedule 3). No Loan Party may assign this Agreement or any rights or obligations under it without JGB Agent’s prior written consent (which may be granted or withheld in JGB Agent’s discretion). Each Lender, with the prior written consent of Borrower Representative, has the right to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents; provided no consent of the Borrower Representative shall be required (x) if an Event of Default has occurred and is continuing or (y) with respect to any sale, transfer, assignment, negotiation, or participation to any Affiliate of JGB Agent that is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities. Notwithstanding the foregoing, (a) so long as no Event of Default shall have occurred and is continuing, no Lender shall assign its interest in the Loan and Loan Documents to any Disqualified Lender and (b) in no event shall any Lender assign its interest in the Loan and Loan Documents to any competitor of any Loan Party.

(b) Assignment by Lenders. Each Lender may at any time assign to one or more eligible assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitment and the Loan at the time owing to it), subject to any restrictions on such assignment set forth in clause (a) above and the other Loan Documents; provided that any such assignee shall not be entitled to receive any greater payment under Schedule 3, with respect to any interest acquired in a Lender’s obligations, rights and benefits under this Agreement or any other Loan Document, including the Term Loan or Obligation hereunder, than such Lender would have been entitled to receive. Each such Lender shall notify the JGB Agent of such assignment and deliver to the JGB Agent a copy of any assignment and assumption agreement entered into in connection thereto.

(c) Register; Participant Register. JGB Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loan owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, JGB Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties, any Lender and JGB Agent at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, JGB Agent (in its capacity as administrative agent) shall have no responsibility for maintaining a Participant Register. For the avoidance of doubt, no participant shall be entitled to receive any greater payment under Schedule 3, with respect to any participation acquired in a Lender’s obligations, rights and benefits under this Agreement or any other Loan Document, including the Term Loan or Obligation hereunder, than such Lender would have been entitled to receive.

12.3 Indemnification. Each Loan Party agrees to indemnify, defend and hold JGB Agent and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against all obligations, demands, claims, and liabilities (including such claims, costs, reasonable expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any third party in connection with the transactions contemplated by the Loan Documents, except for Claims and/or losses to the extent directly caused by or resulting from, (x) such Indemnified Person’s gross negligence or willful misconduct and (y) any dispute solely among Indemnified Persons. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run and, for the avoidance of doubt, shall survive the resignation or replacement of JGB Agent. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.4 Borrower Liability. Each Borrower hereunder shall be jointly and severally obligated to repay the Loan made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received the Loan. Each Borrower waives (a) any suretyship defenses (other than the defense of indefeasible payment) available to it under the Code or any other applicable law, and (b) any right to require JGB Agent to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. JGB Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability hereunder. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of JGB Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to JGB Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

12.5 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.6 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7 [Reserved.]

12.8 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective except, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Loan Parties, JGB Agent, the Required Lenders. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.9 Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is of the same force and effect as an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be as effective as delivery of an original executed counterpart of such Loan Document.

12.10 Publicity. Neither the Loan Parties nor JGB Agent or any Lenders shall publicize or use the other’s name or logo, or hyperlink to the other’ website, describe the relationship of the Loan Parties to JGB Agent and the Lenders or the transaction contemplated by this Agreement, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”) without such Loan Party, JGB Agent or Lender, as applicable, without the prior written consent of the other party hereto that is the subject of the proposed Publicity Materials.

12.11 Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of the Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) JGB Agent and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Borrowers must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with JGB Agent or any Lender, such Borrower shall do so through Borrower Representative.

12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.16 Appointment of JGB Agent.

(a) Each Lender hereby appoints JGB Agent to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents and appoints JGB Agent to act on behalf of Lenders as collateral agent, and to hold and enforce any and all Liens on the Collateral granted pursuant thereto by the applicable Loan Parties to secure the Obligations. The provisions of this Section 12.16 are solely for the benefit of JGB Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, JGB Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. JGB Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of JGB Agent shall be mechanical and administrative in nature and JGB Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

(b) If JGB Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then JGB Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and JGB Agent shall incur no liability to any Person by reason of so refraining. JGB Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against JGB Agent as a result of JGB Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.

(c) JGB Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by JGB Agent. JGB Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Section 12.16 shall apply to any such sub-agent and to the related parties of JGB Agent and any such sub-agent. JGB Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that JGB Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(d) Neither JGB Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, JGB Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties.

(e) With respect to its Commitments and Loan hereunder, JGB Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not JGB Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include JGB Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). JGB Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if JGB Agent was not JGB Agent and without any duty to account therefor to Lenders. JGB Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(f) Each Lender acknowledges that it has, independently and without reliance upon JGB Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon JGB Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loan, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g) Each Lender agrees to indemnify JGB Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against JGB Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by JGB Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from JGB Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse JGB Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by JGB Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that JGB Agent is not reimbursed for such expenses by the Loan Parties.

(h) JGB Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrowers. Upon any such resignation, Lenders shall have the right to appoint a successor JGB Agent. If no successor JGB Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after JGB Agent’s giving notice of resignation, then JGB Agent may, on behalf of Lenders, appoint a successor JGB Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000. If no successor JGB Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning JGB Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of JGB Agent hereunder until such time, if any, as Lenders appoint a successor JGB Agent as provided above. Upon the acceptance of any appointment as JGB Agent hereunder by a successor JGB Agent, such successor JGB Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning JGB Agent. Upon the earlier of the acceptance of any appointment as JGB Agent hereunder by a successor JGB Agent or the effective date of the resigning JGB Agent’s resignation, the resigning JGB Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning JGB Agent shall continue. After any resigning JGB Agent’s resignation hereunder, the provisions of this Section 12.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was JGB Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, as long as JGB Capital, LP, JGB Partners, LP and JGB (Cayman) Port Ellen Ltd. are each Lenders pursuant to this Agreement, JGB Collateral LLC shall not resign as JGB Agent unless a successor JGB Agent is appointed concurrently with such resignation, which successor JGB Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning JGB Agent under this Agreement and the other Loan Documents.

(i) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, with the prior written consent of JGB Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loan made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loan and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

(j) Nothing in this Agreement or the other Loan Documents shall be deemed to require JGB Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that JGB Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, JGB Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(k) If JGB Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by such JGB Agent from Borrowers and such related payment is not received thereby, then such JGB Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(l) If JGB Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, JGB Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to JGB Agent on demand any portion of such amount that JGB Agent has distributed to such Lender, together with interest at such rate, if any, as JGB Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

(m) JGB Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by JGB Agent from, or delivered by JGB Agent to, any Loan Party; provided, however, that JGB Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to JGB Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(n) Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with JGB Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of JGB Agent at the request of Required Lenders.

12.17 Confidentiality. In handling any Confidential Information, JGB Agent and Lenders agree to exercise the same degree of care that they exercise for their own proprietary information and they shall not disclose Confidential Information to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower Representative, but disclosure of information may be made: (a) to its employees, officers, directors, managers, auditors, consultants, attorneys, accountants, financing sources, Subsidiaries and/or Affiliates so long that such recipient of such information either (i) agrees to be bound by the confidentiality provisions of this Section or (ii) is otherwise subject to confidentiality terms not more permissive than the terms hereof; (b) to prospective transferees or purchasers of any interest in the Loan (other than any Disqualified Lender, unless an Event of Default has occurred and is continuing) provided, that such prospective transferee or purchaser or assignee agrees in writing to be bound by this Section prior to disclosure; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to JGB Agent or any Lender, including pursuant to the Securities Exchange Act of 1934, as amended (in which case such Person agrees, to the extent permitted by applicable law or such compulsory legal process, to use commercially reasonable efforts to inform Borrower Representative thereof prior to such disclosure); (d) to JGB Agent or any Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as JGB Agent or any Lender considers necessary in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of JGB Agent or Lenders so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential Information does not include information that is either: (i) in the public domain or in JGB Agent or any Lender’s possession when disclosed to JGB Agent or such Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by JGB Agent or such Lender in violation of this Agreement) after disclosure to JGB Agent or such Lender, as applicable; (ii) disclosed to JGB Agent or any Lender by a third party, if JGB Agent or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information or (iii) was independently developed by JGB Agent or Lenders without reference to the Confidential Information. The provisions of this paragraph shall survive the termination of this Agreement.

13. GUARANTY

13.1 Guaranty. Each Guarantor, who has executed this Agreement as of the date hereof, together with each Loan Party who accedes to this Agreement as a Guarantor after the date hereof pursuant to Section 6.11 hereby, jointly and severally, unconditionally and irrevocably, guarantees the prompt and complete payment and performance by Borrowers and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, provided that, notwithstanding the foregoing or anything herein or in any other Loan Document to the contrary, the maximum aggregate liability of Parent pursuant to the guarantee under this Section 13 shall not exceed Four Million Five Hundred Thousand dollars ($4,500,000) (the “Maximum Guaranty Amount”). In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:

(a) each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any exercise or enforcement of any remedy of any Secured Party or that any Secured Party may have against a Borrower, or any other Guarantor or other Person liable in respect of the Obligations, or all or any portion of the Collateral; and

(b) JGB Agent, on behalf of Lenders, may enforce this guaranty notwithstanding the existence of any dispute between any Secured Party and any Loan Party with respect to the existence of any Event of Default.

13.2 Maximum Liability. Anything herein or in any other Loan Document to the contrary notwithstanding, (a) the maximum liability of each Guarantor shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal or state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 13.5) and (b) the maximum liability of Parent shall in no event exceed the Maximum Guaranty Amount.

13.3 Termination. The guaranty pursuant to this Section 13 shall remain in full force and effect until the date the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been paid in full in cash.

13.4 Unconditional Nature of Guaranty. No payment made by a Borrower, Guarantor, any other guarantor or any other Person or received or collected by any Secured Party from a Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum outstanding liability of such Guarantor hereunder until the date the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are paid in full in cash.

13.5 Right of Contribution

(a) If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 13.6. The provisions of this Section 13.5 shall in no respect limit the obligations and liabilities of any Guarantor pursuant to the Loan Documents, and each Guarantor shall remain liable for the full amount guaranteed by such Guarantor hereunder.

(b) Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Loan Party or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party in respect of payments made by such Guarantor hereunder, in each case, until the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the time that the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are paid in full, such amount shall be held by such Guarantor in trust for the ratable benefit of the Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to JGB Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to JGB Agent, if required), to be applied to the Obligations, irrespective of the occurrence or the continuance of any Event of Default.

13.6 Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and this Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee pursuant to this Section 13 or any property subject thereto.

13.7 Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consent. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guaranty contained in this Section 13 or acceptance of this guaranty. The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between Borrowers, Guarantors and any Secured Party shall be conclusively presumed to have been had or consummated in reliance upon this guaranty. Each Guarantor further waives:

(a) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the other Guarantors with respect to the Obligations;

(b) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;

(c) any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Guarantor or any other Person;

(d) any defense based upon errors or omissions by any Secured Party in the administration of the Obligations;

(e) any rights to set-offs and counterclaims;

(f) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Borrower or any other obligor of the Obligations for reimbursement; and

(g) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses (other than a defense of indefeasible payment) or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

Each Guarantor understands and agrees that the guarantee contained in this Section 13 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such Guarantor under this guaranty, in bankruptcy or in any other instance, (iv) any Insolvency Proceeding with respect to any Loan Party or any other Person, (v) any amalgamation, merger, acquisition, consolidation or change in structure of any Loan Party or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Equity Interests of any Loan Party or any other Person, (vi) any assignment or other transfer, in whole or in part, of Secured Parties’ interests in and rights under this Agreement or the other Loan Documents (solely in accordance with the terms of this Agreement), including the right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and to any of the Collateral, (vii) any Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Obligations, and (viii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Obligations or any other indebtedness, obligations or liabilities of any Guarantor to Secured Parties. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Secured Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Loan Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Loan Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

13.8 Modifications of Obligations. Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor: (a) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of a Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for a Borrower’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the applicable Secured Party may deem proper; (d) in addition to the Collateral, Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) Secured Parties may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Obligations from any Person or to realize upon the Collateral; and (f) Secured Parties may request and accept other guaranties of the Obligations and of any other indebtedness, obligations or liabilities of a Borrower or any other Loan Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (a) through (f), as the applicable Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.

13.9 Reinstatement. The guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

13.10 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except in writing in accordance with Section 12.9), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

13.11 Enforcement Expenses; Indemnification. Each Guarantor agrees to pay or reimburse Secured Parties for all its documented and reasonable costs and out-of-pocket expenses incurred in collecting against such Guarantor under this guaranty or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel; provided that no Guarantor shall be liable for indemnification of any expenses under this Section 13.11 to the extent such expenses arise as a result of the gross negligence or willful misconduct of a Secured Party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO LOAN AND GUARANTY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWERS:
KRELE LLC
By	/s/ Seth Lederman
Name:	Seth Lederman
Title:	Manager

TONIX R&D CENTER, LLC
By	/s/ Seth Lederman
Name:	Seth Lederman
Title:	CEO

GUARANTORS: TONIX PHARMACEUTICALS HOLDING CORP.
By	/s/ Seth Lederman
Name:	Seth Lederman
Title:	CEO

TONIX PHARMACEUTICALS, INC.
By	/s/ Seth Lederman
Name:	Seth Lederman
Title:	CEO

JENNER INSTITUTE, LLC
By	/s/ Seth Lederman
Name:	Seth Lederman
Title:	CEO

[SIGNATURE PAGE TO LOAN AND GUARANTY AGREEMENT]

JGB AGENT: JGB COLLATERAL LLC
By	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

LENDERS: JGB CAPITAL, LP
By	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

JGB PARTNERS, LP
By	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

JGB (CAYMAN) CORNISH ROCK LTD.
By	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Pledged Account, the applicable Loan Parties, and JGB Agent pursuant to which JGB Agent, for the benefit of Lenders, obtains control (within the meaning of the Code) over such Pledged Account, in form and substance reasonably satisfactory to Agent.

“Account Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, by and among the Loan Parties and JGB Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person or (b) the acquisition of ten percent (10%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of a Borrower.

“Affiliate” means, with respect to any Person, each other Person controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person.

“Agreement” has the meaning set forth in the preamble.

“Amortization Date” means March 8, 2024.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Rate” means a fluctuating per annum interest rate equal to the greater of (i) the Prime Rate plus three hundred and fifty (350) basis points and (ii) the Floor.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person. Unless the context otherwise requires, each reference to a Board herein shall be a reference to the Board of Parent.

“Borrower” and “Borrowers” has the meaning set forth in the preamble.

“Borrower Representative” has the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit or bankers’ acceptances issued by any bank with assets of at least Two Hundred and Fifty Billion dollars ($250,000,000,000) maturing no more than twelve (12) months from the date of investment therein; (c) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) and (b) of this definition; and (d) solely with respect to investments by any Foreign Subsidiary, investments of comparable type and maturity described in clauses (a) through (c) above customarily utilized in countries in which such Foreign Subsidiary operates for short-term cash management purposes.

“Casualty Event” means a Property is damaged or destroyed by fire, flood or other casualty in a manner that renders such Property uninhabitable.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Parent ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Parent, who did not have such power before such transaction; or (b) the Transfer of all or substantially all assets of any Loan Party except where such Transfer is to another Loan Party; or (c) other than in connection with a Permitted Transfer, any transaction permitted pursuant to Section 7.7 or in connection with the Tonix Med Transaction, Parent ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries that are Loan Parties or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.

“Claims” has the meaning set forth in Section 12.3.

“Closing Date” has the meaning set forth in the preamble.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York.

“Collateral” means the Massachusetts Property, the Maryland Property and the Pledged Accounts, as more fully described in the Mortgages and the Account Pledge Agreement, as applicable.

“Collateral Monitoring Charge” means twenty-three (23) basis points per month of the outstanding principal amount of the Term Loan as of the date of payment of such fee.

“Commitment” means, as to any Lender, the aggregate principal amount of Loan committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Common Stock” means the common shares of Parent.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit B.

“Confidential Information” means confidential and proprietary information of the Loan Parties, if and to the extent such information either (x) is marked as confidential by any Loan Party at the time of disclosure or (y) should reasonably be understood to be confidential.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Deposit Amount” has the meaning set forth in Section 6.14 hereof.

“Disqualified Lender” means any financial institutions, investors or competitors (and any Affiliates thereof clearly identifiable as such solely on the basis of the name thereof) designated in writing by Borrower Representative to JGB Agent on or prior to the date of this Agreement or as designated in writing from time to time after the date of this Agreement; provided, that (i) any subsequent designation of a competitor as a “Disqualified Lender” hereunder shall not retroactively apply to disqualify any Persons that have acquired an interest in the Loan prior to the date of such designation; and (ii) Disqualified Lenders shall exclude any Person that Borrower Representative has designated as no longer being a Disqualified Lender by written notice delivered to JGB Agent from time to time.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in dollars, such amount, and (b) with respect to an amount denominated in any other currency, the equivalent in dollars of such amount determined by reference to the relevant exchange rate in effect on the applicable date of determination. As appropriate, amounts specified herein as amounts in dollars shall be or include any relevant Dollar Equivalent amount.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (a) domestic payroll accounts and accounts in respect of payroll taxes and other employee wage and benefit payments) and (b) Deposit Accounts holding an amount not exceeding (i) Two Hundred Thousand Dollars ($200,000) in any one account and (ii) Five Hundred Thousand Dollars ($500,000) in the aggregate across all such accounts.

“FDA” means U.S. Food and Drug Administration or similar successor Governmental Authority.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Floor” means a per annum rate equal to twelve hundred (1200) basis points.

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States of America.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, JGB Agent and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“Good Faith Deposit” has the meaning set forth in Section 2.4(b).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization established by statute.

“Guarantor” has the meaning set forth in the preamble.

“Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services (excluding trade payables that are not more than 90 days past due), (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, (e) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not or would not constitute a liability on the balance sheet of the Person incurring such obligation, and (f) Contingent Obligations in respect of any of the obligations set forth in clauses (a) through (e) of this definition.

“Indemnified Person” has the meaning set forth in Section 12.3.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, proceedings seeking an order to stay the rights of creditors, proceedings seeking reorganization, arrangement, or other relief or such Person suffers the appointment of any receiver, custodian or the like for such Person or a substantial part of its property.

“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

“JGB Account” has the meaning set forth in Section 6.14 hereof.

“JGB Agent” has the meaning set forth in the preamble.

“Lender” has the meaning set forth in the preamble.

“Lender Expenses” means all audit fees and expenses as provided in Section 2.3(b), costs, expenses (including reasonable, documented and out-of-pocket attorneys’ fees and expenses) of JGB Agent or Lenders for preparing, amending, negotiating, administering, filing or recording any Loan Document (including financing statements) and any documented and out of pocket expenses incurred in, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings), foreclosing on any Collateral or collecting the Obligations or otherwise incurred with respect to a Loan Party.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest, hypothec or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents executed by a Loan Party and related to this Agreement, the Account Pledge Agreement, the Mortgages, the Account Control Agreement, any Subordination Agreement, any note, or notes or guaranties executed by a Loan Party and related to this Agreement, and any other present or future agreement by a Loan Party with or for the benefit of JGB Agent or any Lender in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” means, each Borrower from time to time party hereto, and any Guarantor, if any.

“Loan” means the Term Loan.

“Margin Stock” has the meaning set forth in Section 5.11(b).

“Maryland Mortgage” means the Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing of even date herewith by TR&D to Title Realty Services, Inc., as trustee, for the benefit of JGB Agent with respect to the Maryland Property.

“Maryland Property” means the parcel of real property located at 431 Aviation Way, Frederick, MD.

“Massachusetts Mortgage” means the Mortgage, Security Agreement, Assignment of Leases and Fixture Filing of even date herewith by Borrower Representative to JGB Agent, in an aggregate amount outstanding not to exceed Seven Million Five Hundred Thousand dollars ($7,500,000) with respect to the Massachusetts Property.

“Massachusetts Property” means the parcel of real property located at 259 Samuel Barnet Blvd, New North Dartmouth, MA.

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Lien in the Collateral pursuant to the Loan Documents to which the Loan Parties are a party, except as a result of an action taken by a Secured Party (including the filing of a UCC-3) or the failure of a Secured Party to take an action within its control, in each case, when it is known by such Secured Party that such action or failure to take action would result in the occurrence of the foregoing; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties as a whole; (ii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents; or (iii) the ability of JGB Agent to enforce any rights or remedies with respect to any Obligations, except as a result of an action taken by a Secured Party (including the filing of a UCC-3) or the failure of a Secured Party to take an action within its control, in each case, when it is known by such Secured Party that such action or failure to take action would result in the occurrence of the foregoing.

“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.

“Mortgages” means collectively, the Maryland Mortgage and the Massachusetts Mortgage.

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loan when due, including principal, interest, Original Issue Discount and Lender Expenses and each Loan Party’s obligation to perform its duties under the Loan Documents, and any other debts, liabilities and other amounts any Loan Party owes to any Lender at any time under the Loan Documents, including, without limitation, interest or Lender Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Loan Party assigned to any Lender, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law.

“OFAC” has the meaning set forth in Section 5.11(c).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date and, (a) if such Person is a corporation, its bylaws or Articles of Association in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person (as modified and updated from time to time), and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Original Issue Discount” has the meaning set forth in Section 2.4(a).

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the last Business Day of each calendar month.

“Perfection Certificate” has the meaning set forth in Section 5.1.

“Permitted Indebtedness” means:

(a) each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;

(b) Parent’s Indebtedness without recourse to any other Loan Party;

(c) Indebtedness existing on the Closing Date and shown on the Perfection Certificate, including any earnouts and deferred compensation identified therein;

(d) Indebtedness of Loan Parties’ other than the Borrowers incurred in the Ordinary Course of Business with corporate credit cards not to exceed $200,000 in the aggregate at any one time outstanding (including, for the avoidance of doubt credit card Indebtedness incurred by employees of the Loan Parties and reimbursable by such Loan Parties);

(e) Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder;

(f) Indebtedness among Loan Parties and their respective Subsidiaries;

(g) reimbursement obligations in connection with letters of credit that are secured by cash or Cash Equivalents and issued on behalf of a Loan Party other than the Borrowers in an amount not to exceed $250,000 at any time outstanding;

(h) Indebtedness of a Loan Party other than the Borrowers comprised of performance-based milestones, earnouts or royalties in the Ordinary Course of Business or in connection with a Permitted Investment;

(i) Indebtedness of a Loan Party other than the Borrowers not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not to exceed Five Hundred Thousand dollars ($500,000);

(j) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(k) Indebtedness that may be deemed to exist pursuant to any performance bonds, surety bonds or similar obligations or in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, in each case, to the extent incurred in the Ordinary Course of Business;

(l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business; provided, such Indebtedness is extinguished within five (5) Business Days after its incurrence;

(m) Indebtedness consisting of unpaid insurance premiums (not in excess of one year’s premiums) owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in Ordinary Course of Business; provided that such Indebtedness is either unsecured or is secured solely by the insurance policies financed (and proceeds thereof);

(n) unsecured Indebtedness representing any taxes to the extent such taxes are being properly contested;

(o) Indebtedness of a Loan Party other than the Borrowers incurred in connection with any Permitted Investment (including through a merger or consolidation) or any Permitted Transfer, in each case, constituting inchoate indemnification obligations; provided, however, that in the case of a Permitted Transfer, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by such Loan Party in connection with such disposition;

(p) guaranties in the Ordinary Course of Business of the obligations of suppliers, customers, franchisees and licensees of a Loan Party other than the Borrowers;

(q) Indebtedness of Parent representing deferred compensation to directors or former directors of Parent or any Subsidiary;

(r) Indebtedness of Parent to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Loan Party or any of its Subsidiaries;

(s) Indebtedness of Parent representing deferred compensation and stock-based compensation owed to employees of any Loan Party or its Subsidiaries incurred in the Ordinary Course of Business or consistent with past practice;

(t) Indebtedness of a Loan Party other than the Borrowers consisting of purchase money indebtedness or capital lease obligations assumed or acquired (but not incurred) in connection with any Permitted Investment;

(u) Indebtedness arising as a direct result of judgments, orders, awards or decrees against any Loan Party or any of its Subsidiaries, in each case, not constituting an Event of Default and not the payment of taxes, assessments and other governmental charges; provided that such judgements, orders, awards or decrees are satisfied, vacated or stayed within thirty (30) days after the issuance thereof; and

(v) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness, provided that the principal amount thereof is not increased (except by an amount equal to the existing unutilized commitments thereunder, accrued but unpaid interest thereon and a reasonable premium paid, and fees and expenses reasonably incurred, in connection with such extension, refinancing or renewal) or the terms thereof are not modified to impose more burdensome terms (other than as a result of fluctuations in interest rates) upon a Borrower or any of its Subsidiaries, as the case may be.

“Permitted Investments” means:

(a) Investments (including, without limitation, Subsidiaries) existing on the Closing Date and shown on the Perfection Certificate;

(b) Investments consisting of cash and Cash Equivalents;

(c) Investments consisting of repurchases of Parent’s Equity Interests from former employees, officers and directors to the extent permitted under Section 7.7;

(d) Investments among Loan Parties and Investments by a Loan Party in a Subsidiary;

(e) Investments of cash in Subsidiaries which are not Loan Parties needed to fund payroll and to fund operations in the Ordinary Course of Business in an aggregate amount per fiscal year not to exceed (i) $1,500,000 (or the foreign equivalent thereof) for any Canadian Subsidiaries and (ii) $2,500,000 (or the foreign equivalent thereof) for any Irish Subsidiaries;

(f) Investments not to exceed One Hundred Thousand dollars ($100,000) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Parent pursuant to employee stock purchase plans or other similar agreements approved by Parent’s Board;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(h) Investments in newly-formed Domestic Subsidiaries, provided that each Domestic Subsidiary enters into a guaranty or becomes a Loan Party;

(i) Investments consisting of promissory notes, securities and other non-cash consideration received in connection with Permitted Transfers;

(j) Investments in or constituting accounts receivable arising and trade credit granted in the Ordinary Course of Business, and payable or dischargeable in accordance with customary terms;

(k) Investments (including securities, debt obligations and Equity Interests) received in satisfaction or partial satisfaction thereof from financially troubled account debtors, suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment, or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(l) Investments made in the Ordinary Course of Business consisting of negotiable instruments held for collection in the Ordinary Course of Business and lease, utility and other similar deposits in the Ordinary Course of Business;

(m) Investments in or constituting swap contracts or other hedging obligations permitted hereunder;

(n) Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates, merges or amalgamates with a Loan Party or its Subsidiary so long as such Investments were not made in contemplation of such Person becoming a Subsidiary, or of such consolidation, merger or amalgamation;

(o) Investments constituting intercompany Indebtedness;

(p) equity Investments owned as of the Closing Date in any Subsidiary;

(q) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4;

(r) advances of payroll payments to employees in the Ordinary Course of Business;

(s) acquisitions of licenses or sublicenses and similar arrangements for the use of Intellectual Property in the Ordinary Course of Business provided that the aggregate consideration paid for any such licenses or sublicenses shall not exceed $500,000 in the aggregate in any fiscal year;

(t) to the extent constituting an Investment, Investments consisting of cash and Cash Equivalents in Deposit Accounts; and

(u) additional Investments by the Parent and its Subsidiaries, the aggregate amount of which shall not exceed $500,000 during the term of this Agreement; provided, after giving effect to any such Investment, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Notwithstanding the foregoing, with respect to the Borrowers, only the Investments described in clauses (a), (b), (o), (q) and (t) of this definition of Permitted Investments shall be deemed Permitted Investments.

“Permitted Liens” means:

(a) Liens arising under the other Loan Documents;

(b) Liens existing on the Closing Date and shown on the Perfection Certificate;

(c) purchase money Liens (i) on equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment, in each case, securing no more than Two Hundred Thousand dollars ($200,000) in the aggregate amount outstanding;

(d) Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books;

(e) Liens arising from leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person;

(f) Liens of carriers, warehousemen, suppliers, mechanics, contractors or other Persons that are possessory in nature arising in the Ordinary Course of Business, securing liabilities in the aggregate amount not to exceed One Hundred Thousand dollars ($100,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h) Liens in favor of other financial institutions arising in connection with a Pledged Account, Excluded Account, Deposit Account, Commodities Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions (x) for fees and customary charges and (y) not in connection with Indebtedness (including Permitted Indebtedness);

(i) licenses of Intellectual Property which constitute a Permitted Transfer;

(j) Liens not otherwise permitted pursuant to this defined term, in an aggregate amount not to exceed Five Hundred Thousand dollars ($500,000);

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(l) Liens incurred in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security, or consisting of pledges or deposits to secure the performance of bids, trade contracts, utilities, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the Ordinary Course of Business;

(m) covenants, conditions, easements, rights-of-way, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions and other similar encumbrances and minor title defects or survey matters incurred in the Ordinary Course of Business, in each case affecting real estate assets, that are not substantial in amount, are not for the payment of money, that do not in the aggregate materially interfere with the ordinary conduct of the business of any Loan Party and its Subsidiaries, taken as a whole, and that do not materially detract from the value of such real estate assets;

(n) (A) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by Holdings or any of its Subsidiaries in the Ordinary Course of Business or not otherwise materially interfering with Holdings’ or any of its Subsidiaries’ business taken as a whole and (B) non-exclusive licenses, non-exclusive sublicenses, leases or subleases with respect to any assets granted to third Persons in the Ordinary Course of Business or not otherwise materially interfering with Holdings’ or any of its Subsidiaries’ business taken as a whole;

(o) Liens solely on any cash earnest money deposits made by any Loan Party or any of its Subsidiaries in connection with any letter of intent or purchase agreement in connection with any Investment permitted hereunder;

(p) (A) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (B) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of any Loan Party and its Subsidiaries, taken as a whole;

(q) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(r) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(s) Liens securing judgments or orders for the payment of money not constituting an Event of Default hereunder, provided such judgements or orders are satisfied, vacated or stayed within thirty (30) days after the issuance thereof;

(t) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by any Loan Party or any of its Subsidiaries in the Ordinary Course of Business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of the Borrower or such Subsidiary or the Collateral;

(u) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary; provided, (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, and (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof)

(v) Liens consisting of an agreement to dispose of any property in a disposition permitted hereunder, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien; and

(w) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clause (b) through (v), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

Notwithstanding anything contained herein to the contrary, with respect to Borrowers, only the Liens described in clauses (a), (b), (d), (e), (f), (h), (m), (n), (p), (q) and (w) of this definition shall be deemed Permitted Liens.

“Permitted Transfers” means:

(a) sales and other dispositions of inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(b) non-exclusive licenses and similar arrangements for the use of Intellectual Property of a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(c) exclusive licenses and similar arrangements for the use of Intellectual Property of a Loan Party or any of its Subsidiaries that (i) are approved by the Board of Parent, and (ii) are entered into on an arm’s-length basis with a non-Affiliated party, on commercially reasonable terms (taken as a whole) and in the Ordinary Course of Business, and (iii) do not impair in any material respect JGB Agent’s rights and remedies with respect to the subject Intellectual Property; provided that an exclusive license with respect to the United States and/or the European Union is not a Permitted Transfer and any exclusive license for the United States and/or the European Union shall require the consent of JGB Agent;

(d) dispositions of worn-out, obsolete or surplus equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Loan Party or Subsidiary, no longer economically practicable to maintain or useful;

(e) Transfers among Loan Parties;

(f) Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments;

(g) Transfers consisting of the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities not resulting in a Change in Control;

(h) sales, transfers, dispositions, licenses and similar arrangements in respect of any developmental assets (other than marketed products) of any Loan Party or any of its Subsidiaries;

(i) Dispositions of cash and Cash Equivalents in the Ordinary Course of Business to the extent not otherwise prohibited by the terms of this Agreement;

(j) the sale or discount, in each case without recourse and in the Ordinary Course of Business, of accounts receivable or notes receivable arising in the Ordinary Course of Business, but only in connection with the compromise or collection thereof or in connection with the bankruptcy or reorganization of the applicable account debtors and dispositions of any securities received in any such bankruptcy or reorganization;

(k) Dispositions of assets subject to a casualty or condemnation event;

(l) Dispositions or forgiveness of accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties) and not as part of any financing transaction;

(m) dispositions of Investments in joint ventures or non-wholly owned Subsidiaries to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) dispositions of any assets not constituting Collateral;

(o) Dividends and distributions permitted hereunder;

(p) the sale or other disposition of the Massachusetts Property and/or the Maryland Property, subject to any applicable prepayment as required by Section 8.12 or Section 8.13 of this Agreement, as applicable; and

(q) other Transfers of assets having a fair market value of not more than Five Hundred Thousand dollars ($500,000) per fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledged Accounts” has the meaning set forth in Section 6.14 hereof.

“Prepayment Premium” means (i) if all of the Term Loan is prepaid on or prior to the first (1st) anniversary of the Closing Date, Seven Hundred Thousand dollars ($700,000), (ii) if all of the Term Loan is prepaid after the first (1st) anniversary but on or prior to the second (2nd) anniversary of the Closing Date, One Million dollars ($1,000,000), and (iii) if all of the Term Loan is prepaid after the second (2nd) anniversary of the Closing Date, One Million Three Hundred Thousand dollars ($1,300,000); provided that the foregoing Prepayment Premiums shall be pro-rated with respect to the principal amount of the Loan being prepaid in the event the Borrowers prepay less than the full outstanding balance of the Loan.

“Prime Rate” means, the rate of interest reported by Bloomberg on the last Business Day of the prior calendar month, as the “Prime Rate”. In the event that Bloomberg reports more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. If Bloomberg ceases to report a Prime Rate, then the Prime Rate shall be the average of the prime rate or base rate announced by the three (3) largest U.S. money center commercial banks, as determined by the JGB Agent.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loan made pursuant to such Commitment held by such Lender and all Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of the Loan in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the aggregate principal amount of the Loan outstanding, at such date of determination.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President, Chief Financial Officer or other designated responsible of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Secured Parties” means, collectively, JGB Agent and each Lender.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Parent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any value added taxes, interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning set forth in Section 2.2 hereof.

“Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Term Loan committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Term Loan Maturity Date” means December 8, 2026.

“Tonix Med Transaction” means the purchase by Tonix Medicines, Inc. of certain assets from Impel, Inc. and the transactions contemplated in connection therewith, all as disclosed by the Loan Parties to JGB Agent.

“Trademarks” means any trademark and service mark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

“Transfer” has the meaning set forth in Section 7.1.

EXHIBIT B

EXHIBIT C

SCHEDULE 1

SCHEDULE 2

SCHEDULE 3

SCHEDULE 5.14